Exhibit 99.1

                 Calibre Energy, Inc. Announces Second
                     Closing of Private Placement

    WASHINGTON & HOUSTON--(BUSINESS WIRE)--April 18, 2006--Calibre Energy, Inc. (OTCBB:CBRE) announced today the second and final closing of a previously announced institutional private placement, in which the Company raised additional funds of $5,180,000. In aggregate, the Company has raised $11,499,394 and has issued 5,750,000 shares and 5,750,000 common share purchase warrants from the two tranches.
    Each warrant will entitle the holder to acquire one additional share of Calibre Energy common stock at an exercise price of U.S.$2.75 per share at any time on or before two years following the closing date. However, if the trading price of the common shares equals or exceeds U.S.$4.00 or more for 20 consecutive trading days, then the warrant term shall be automatically reduced to 30 days from the date of initial issuance of a news release by the Company announcing the change to the warrant term.
    The Company intends to use the proceeds from this private placement to support the Company's ongoing drilling and lease acquisition activities in the Barnett Shale development in northern Texas. Calibre will continue its 2 rig development program throughout 2006 and expects to have at least 2 additional rigs active on its other Barnett Shale acreage beginning in July 2006. Recently, Calibre has increased its net leasehold acreage position in the core area of the Barnett Shale development to over 5,000 net leasehold acres.

    ABOUT CALIBRE ENERGY, INC.

    The Company is an emerging independent energy company engaged in oil and gas exploration, exploitation, development and production. Calibre currently participates in these activities through the interests it holds in approximately 5,000 net leasehold interests in the core development area of the Barnett Shale in North Texas. Since inception in October of 2005, the Company has participated in 20 wells in this development and is actively exploiting its currently held leases while adding strategic land as opportunities arise.

    FORWARD LOOKING STATEMENTS

    This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, regarding future results, levels of activity, events, trends or plans. We have based these forward-looking statements on our current expectations and projections about such future results, levels of activity, events, trends or plans. These forward looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, events, trends or plans to be materially different from any future results, levels of activity, events, trends or plans expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as guidance, may, will, should, could, would, expect, plan, anticipate, believe, estimate, continue or the negative of such terms or other such expressions. As they pertain to our business, in general, important factors that could cause our actual results to differ materially from our expectations, include but are not limited to those factors disclosed in our Annual Report on Form 10-KSB, our other filings with the Securities and Exchange Commission, as well as our other public documents and press releases. Readers are cautioned not to place undue reliance on our forward looking statements, as they speak only as of the date made. Such statements are not guarantees of future performance or events and we undertake no obligation to disclose any revision to these forward looking statements to reflect events or circumstances occurring after the date hereof.



    CONTACT: Calibre Energy, Inc.
             O. Oliver Pennington, III, CFO, 202-223-4401

    KEYWORD: DISTRICT OF COLUMBIA TEXAS
    INDUSTRY KEYWORD: UTILITIES OIL/GAS ENERGY BANKING
    SOURCE: Calibre Energy, Inc.